Exhibit 23(1)

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Manatron, Inc. Employee Stock Purchase Plan of 2003 of our report dated July 2, 2002, with respect to the 2002 consolidated financial statements of Manatron, Inc. and subsidiary included in its Annual Report (Form 10-K) for the year ended April 30, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Grand Rapids, MI
June 26, 2003